Exhibit 99.1

U.S. Gold Corp. Appoints Seasoned Mining Finance Executive Michael Waldkirch to Board of Directors

New Appointment to Strengthen Independent Board Membership

ELKO, NV, January 11, 2021 – U.S. Gold Corp. (Nasdaq: USAU) (the “Company”), a gold exploration and development company, is pleased to announce the appointment of Michael Waldkirch to its Board of Directors as in Independent Director, effective immediately. Mr. Waldkirch will serve on the Board’s Audit Committee as a designated financial expert.

Edward Karr, Executive Chairman of U.S. Gold Corp. stated, “We are very pleased to have Michael Waldkirch join us as a director at this key inflection point for U.S. Gold Corp. Michael adds deep experience to our Board and Audit Committee as a cross border accounting and taxation specialist with extensive corporate governance, capital raising, and resource industry experience. We welcome him to our Board and look forward to his future contributions.”

A Chartered Professional Accountant in the U.S. and Canada since 1998, Mr. Waldkirch was the Chief Financial Officer of Gold Standard Ventures Corp. (TSX: GSV) (NYSE American: GSV) in Vancouver, British Columbia, Canada. He has also held the position of Senior Partner with the public accounting firm Michael Waldkirch and Company Inc., Chartered Professional Accountants, in Vancouver, B.C. since 1999. From 1997 to 2011, he held the position of principal with JBH Professional Services Inc., a business consulting firm located in Richmond, B.C. Mr. Waldkirch holds a Bachelor of Arts in Economics from the University of British Columbia.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration and development company. U.S. Gold Corp. has a portfolio of exploration properties. Copper King, now the CK Gold Project, is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. The Challis Gold Project is located in Idaho. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to implement future exploration programs, COVID-19 uncertainties, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company makes no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold